Exhibit 1 Agreement of Joint Filing

                                    EXHIBIT 1

                            AGREEMENT OF JOINT FILING


                  Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 16, 1999.

                                            G.H.M., INC.

                                            By: Joseph Giamanco, as President of
                                                G.H.M., Inc.

                                            /s/ Joseph Giamanco
                                            Name:  Joseph Giamanco

                                            Joseph Giamanco

                                            /s/ Joseph Giamanco
                                            Name:  Joseph Giamanco

                                            Ronald J. Menello

                                            /s/ Ronald J. Menello
                                            Name:  Ronald J. Menello

                                            Gary A. Herman

                                            /s/ Gary A. Herman
                                            Name:  Gary A. Herman